UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Item 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Press Release

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 21, 2007, Brady Corporation issued a press release announcing its fiscal 2007 second quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99 attached herewith and incorporated by reference.
Item 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 20, 2007, the Compensation Committee (“the Committee”) of the Board of Directors of Brady Corporation approved amendments to the Brady Corporation 1989, 1997, 2001, 2003, 2004, and 2006 Omnibus Incentive Stock Plans (the “Plans”). The amendments provide that in the event of any change in the Brady Corporation Class A Common Stock resulting from reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction affecting the Class A Common Stock, the Committee shall proportionately and appropriately adjust: (a) the aggregate number and kind of shares authorized for issuance under the Plans; and (b) in the case of previously granted stock options, the option price and the number and kind of shares subject to the stock options, without any change in the aggregate purchase price to be paid for the stock options. The amendments became effective upon approval by the Compensation Committee.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99	Press Release of Brady Corporation, dated February 21, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: February 23, 2007	/s/ David Mathieson
David Mathieson
Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99	Press Release of Brady Corporation dated February 21, 2007.